SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.

                                   20549

                                 FORM 8-A

                    FOR REGISTRATION OF CERTAIN CLASSES
              OF SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                  OF THE SECURITIES EXCHANGE ACT OF 1934



                       AEI Income & Growth Fund 23 LLC
          (Exact name of registrant as specified in its charter)



                   Delaware                      41-1922579
             (State of incorporation           (I.R.S. Employer
                or organization)              Identification No.)



           1300 Minnesota World Trade Center
                 30 East 7th Street
                    St. Paul, MN                        55101
         (Address of principal executive offices)     (Zip Code)


   If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

   If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

   If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

   If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

   Securities Act registration statement file number to which this Form relates: 333-67827 (if applicable)


                   Securities to be registered pursuant
                       to Section 12(b) of the Act:


                                   None

                   Securities to be registered pursuant
                       to Section 12(g) of the Act:

                      Limited Liability Company Units
                             (Title of class)


Item 1.   Description of Registrant's Securities to be Registered.

     The descriptions of the Units (a) under the subcaptions "Principal Investment Objectives," "Borrowing Policies and "Joint Venture Investments" of the caption "Investment Objectives and Policies," (b) under the subcaption "Fiduciary Responsibility" of the caption "Managers" (c) under the caption, "Compensation to "Managers and Affiliates,"(d) under the caption "Cash Distributions and Tax Allocations " (e) under the caption "Restrictions on Transfer," (f) under the caption "Summary of Operating Agreement," and (g) under the caption "Reports to Investors " of the Registrant's final prospectus filed with the commission pursuant to Rule 424(b) (File No. 333-67287) are hereby incorporated by reference.


Item 2.   Exhibits.

          2.1 Operating Agreement to the prospectus of AEI Income & Growth Fund 23 LLC (incorporated by
               reference  to   Exhibit  A   to   the  final
               prospectus included in Amendment No. 2 to the Registration Statement on Form SB-2 filed November 18, 1999 (File No. 333-67287.))

          2.2  Certificate   of  Limited  Liability Company
               (incorporated by reference to Exhibit 3.1 to
               the  Registration   Statement  on  Form SB-2
               filed  with  the  Commission  March 22, 1999
               (File No. 333-67287.))


                          SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized.




                              AEI Income & Growth Fund 23 LLC

                              By:  AEI Fund Management XXI, Inc.



Dated: April 24, 2000         By: /s/ Robert P Johnson
                                      Robert P. Johnson, President